Exhibit 99

Media contacts:	Deborah Spak, (847) 948-2349
Sally Benjamin Young, (847) 948-2304

Investor contacts:	Mary Kay Ladone, (847) 948-3371

BAXTER REPORTS THIRD QUARTER RESULTS WITH EPS OF $0.42,

IN LINE WITH EXPECTATIONS

Company Affirms Fourth Quarter Earnings Guidance

DEERFIELD, Ill., October 21, 2004 – Baxter International Inc. (NYSE:BAX) today reported its results for the third quarter. Earnings per diluted share from continuing operations totaled $0.42 in the quarter, a decline of 9 percent from $0.46 per share reported last year, and in line with the company’s expectations.

Sales advanced 5 percent to $2.32 billion in the third quarter, with foreign exchange favorably impacting sales by 3 percentage points. Sales within the United States increased 3 percent to $1.10 billion. International sales totaled $1.22 billion, an increase of 6 percent, resulting entirely from favorable foreign exchange.

In the third quarter, BioScience sales increased 4 percent, to $849 million, Medication Delivery sales grew 4 percent to $986 million, and Renal sales grew 8 percent to $485 million.

The company’s restructuring initiatives continued to drive improvement in margins. Baxter’s gross margin of 41.5 percent and operating margin of 16.3 percent reflect continued sequential improvement throughout 2004.

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BAXTER REPORTS THIRD QUARTER RESULTS – Page 2

“We are pleased with the meaningful progress we have made on multiple fronts,” said Robert L. Parkinson, Jr., chairman and chief executive officer. “In addition to achieving our key financial objectives, we exceeded expectations for Advate, achieved all of the milestones associated with the restructuring program, and made significant progress in building our senior leadership team with several important appointments.”

Year-to-Date Results

For the first nine months of 2004, Baxter’s sales grew 8 percent to $6.91 billion, up from $6.37 billion in the same period last year. Foreign exchange favorably impacted sales growth by 4 percentage points year-to-date. Sales within the United States totaled $3.22 billion, an increase of 6 percent over the same period last year. International sales increased 10 percent (including an 8 percentage point benefit from foreign exchange), totaling $3.69 billion.

Year-to-date, BioScience sales increased 9 percent to $2.55 billion, fueled by sales of ADVATE® Antihemophilic Factor (Recombinant), Plasma/Albumin Free Method (rAHF-PFM) for the treatment of hemophilia A, which totaled $85 million in the third quarter, and are expected to exceed $250 million for the full-year. ADVATE has been widely accepted by patients and clinicians since its approval in July 2003 in the U.S., and March 2004 in Europe. In the third quarter, Baxter also filed for European regulatory approval of the company’s next-generation immune globulin intravenous (IGIV) therapy for the treatment of primary immune deficiency disease, following the company’s second quarter regulatory submission in the U.S.

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BAXTER REPORTS THIRD QUARTER RESULTS – Page 3

In its other business segments, year-to-date Medication Delivery sales increased approximately 7 percent to $2.92 billion, and Renal sales advanced 10 percent to $1.44 billion.

“We have a solid foundation in place, with market-leading products and strong business franchises. Our focus now is on improving the financial vitality of the company, providing greater flexibility over time to make strategic investments that further expand and diversify our business,” Parkinson added.

Baxter’s income from continuing operations totaled $277 million in the first nine months of the year. Excluding second-quarter special charges, the company reported year-to-date income from continuing operations of $691 million, a decrease of 6 percent over the same period last year. Year-to-date earnings per diluted share from continuing operations totaled $0.45, or $1.12 excluding the second-quarter charges.

Year-to-date, cash flow from continuing operations totaled $529 million, after funding $231 million for restructuring payments and pension contributions. Capital expenditures for the nine-month period declined by more than $200 million to $363 million in 2004, from $564 million in 2003.

“We are continuing to focus our efforts on aggressively managing cash flow, including a more disciplined approach toward capital spending,” said John Greisch, chief financial officer. “I am pleased with the improvement in year-to-date cash flow, and am confident that further improvements in working capital management will yield consistent and sustainable cash flow in the future.”

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BAXTER REPORTS THIRD QUARTER RESULTS – Page 4

2004 Outlook

Consistent with the company’s previous guidance, Baxter expects earnings per diluted share from continuing operations to be $0.54 to $0.58 for the fourth quarter, and $0.99 to $1.03 for the full-year, inclusive of special charges in the second quarter. Excluding the impact of second-quarter special charges, the company expects to achieve full-year earnings per diluted share from continuing operations of $1.66 to $1.70.

The company expects its reported sales for the fourth quarter to be flat versus the prior year, resulting in full-year sales growth between 5 to 6 percent, including foreign exchange benefit of 3 to 4 percentage points.

Baxter also expects to generate cash flow from continuing operations of approximately $1.4 billion for full-year 2004.

A webcast of Baxter’s third quarter conference call for investors can be accessed live from a link on Baxter’s website at www.baxter.com beginning at 7:30 a.m. CDT on October 21, 2004.

Please visit Baxter’s website for a schedule of future investor events. The company’s fourth quarter cash flow and earnings conference call is scheduled for January 27, 2005.

Baxter International Inc., through its subsidiaries, assists health-care professionals and their patients with the treatment of complex medical conditions, including cancer, hemophilia, immune disorders, kidney disease and trauma. The

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BAXTER REPORTS THIRD QUARTER RESULTS – Page 5

company applies its expertise in medical devices, pharmaceuticals and biotechnology to make a meaningful difference in patients’ lives.

This news release contains forward-looking statements that involve risks and uncertainties, including: the company’s ability to realize in a timely fashion the anticipated benefits of restructuring initiatives; the effect of economic conditions; the impact of geographic and/or product mix on the company’s sales; actions of regulatory bodies, including the FDA or foreign counterparts; product quality and/or patient safety concerns leading to product recalls, withdrawals, launch delays or declining sales; product development risks; demand for and market acceptance of new and existing products, such as ADVATE, and other technologies; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; foreign currency exchange rates; and other risks detailed in the company’s filings with the Securities and Exchange Commission. These forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though are inherently uncertain and difficult to predict. The company does not undertake any obligation to update any forward-looking statements as a result of new information, future events, changed assumptions or otherwise; and all forward-looking statements speak only as of the time when made. Actual results or experience could differ materially from the forward-looking statements. This news release contains certain non-GAAP financial measures as defined by SEC rules. A reconciliation of these measures to the most directly comparable GAAP measure is included in the schedules entitled “Pro Forma Consolidated Statements of Income” and “GAAP to Pro Forma Reconciliation for Selected Income Statement Lines.”

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BAXTER—PAGE 6

BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

(unaudited)

($ in millions, except per share data)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2004	2003	Change		2004	2003	Change
CONTINUING OPERATIONS:
NET SALES	$2,320	$2,216	5%		$6,908	$6,373	8%

GROSS PROFIT	963	969	(1%	)	2,795	2,818	(1%	)
% to Sales	41.5%	43.7%	(2.2 pts	)	40.5%	44.2%	(3.7 pts	)

MARKETING AND ADMINISTRATIVE EXPENSES	462	440	5%		1,460	1,320	11%
% to Sales	19.9%	19.9%	0 pts		21.1%	20.7%	0.4 pts

RESEARCH AND DEVELOPMENT EXPENSES	124	137	(9%	)	389	412	(6%	)

RESTRUCTURING CHARGES	—	—	—		543	337	61%

OPERATING INCOME	377	392	(4%	)	403	749	(46%	)

% to Sales	16.3%	17.7%	(1.4 pts	)	5.8%	11.8%	(6.0 pts	)

INTEREST, NET	20	25	(20%	)	66	71	(7%	)

OTHER EXPENSE, NET	11	6	83%		74	46	61%

INCOME BEFORE INCOME TAXES	346	361	(4%	)	263	632	(58%	)

INCOME TAX EXPENSE (BENEFIT)	87	86	1%		(14)	96	(115%	)

INCOME FROM CONTINUING OPERATIONS	$259	$275	(6%	)	$277	$536	(48%	)

BASIC EPS FROM CONTINUING OPERATIONS	$0.42	$0.47	(11%	)	$0.45	$0.90	(50%	)

DILUTED EPS FROM CONTINUING OPERATIONS	$0.42	$0.46	(9%	)	$0.45	$0.89	(49%	)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	615	589			613	595
Diluted	619	592			617	604

RECONCILIATION TO NET INCOME
Income from continuing operations	$259	$275			$277	$536
Discontinued operations	17	(5)			5	(17)
Cumulative effect of accounting changes	—	(17)			—	(17)

Net income	$276	$253			$282	$502

Note: In August 2004, the company restated its previously issued financial statements for 2001 through 2003 and the first quarter of 2004. This information reflects the restatements. Refer to the company’s Form 10-K/A for the year ended December 31, 2003 and Forms 10-Q/A for the quarters ended March 31, 2004 and September 30, 2003 for further information.

BAXTER—PAGE 7

PRO FORMA

BAXTER INTERNATIONAL INC.

Pro Forma Consolidated Statements of Income

(unaudited)

($ in millions, except per share data)

	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
CONTINUING OPERATIONS:	2004	2003			2004	2003
NET SALES	$2,320	$2,216	5%		$6,908	$6,373	8%
GROSS PROFIT	963	969	(1%	)	2,840	2,818	1%
% to Sales	41.5%	43.7%	(2.2 pts	)	41.1%	44.2%	(3.1 pts	)
MARKETING AND ADMINISTRATIVE EXPENSES	462	440	5%		1,405	1,320	6%
% to Sales	19.9%	19.9%	0 pts		20.3%	20.7%	(0.4 pts	)
RESEARCH AND DEVELOPMENT EXPENSES	124	137	(9%	)	389	412	(6%	)

OPERATING INCOME	377	392	(4%	)	1,046	1,086	(4%	)

% to Sales	16.3%	17.7%	(1.4 pts	)	15.1%	17.0%	(1.9 pts	)
INTEREST, NET	20	25	(20%	)	66	71	(7%	)
OTHER EXPENSE, NET	11	6	83%		59	46	28%

INCOME BEFORE INCOME TAXES	346	361	(4%	)	921	969	(5%	)
INCOME TAX EXPENSE	87	86	1%		230	231	(0%	)

INCOME FROM CONTINUING OPERATIONS	$259	$275	(6%	)	$691	$738	(6%	)

BASIC EPS FROM CONTINUING OPERATIONS	$0.42	$0.47	(11%	)	$1.13	$1.24	(9%	)

DILUTED EPS FROM CONTINUING OPERATIONS	$0.42	$0.46	(9%	)	$1.12	$1.22	(8%	)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	615	589			613	595
Diluted	619	592			617	604

RECONCILIATION OF PRO FORMA AMOUNTS TO GAAP AMOUNTS
Net Income
Pro forma net income from continuing operations	$259	$275			$691	$738
Restructuring charges	—	—			(394)	(202)
Other charges	—	—			(20)	—
Cumulative effect of accounting changes	—	(17)			—	(17)
Discontinued operations	17	(5)			5	(17)

GAAP net income	$276	$253			$282	$502

Diluted EPS
Pro forma net income from continuing operations	$0.42	$0.46			$1.12	$1.22
Restructuring charges	—	—			(0.64)	(0.33)
Other charges	—	—			(0.03)	—
Cumulative effect of accounting changes	—	(0.03)			—	(0.03)
Discontinued operations	0.03	(0.01)			0.01	(0.03)

GAAP net income	$0.45	$0.42			$0.46	$0.83

Non-GAAP Financial Measures: In some cases, certain unusual or non-recurring items can be so significant as to obscure patterns and trends of the company's business in total. The non-GAAP (generally accepted accounting principles) financial measures contained in this press release (including the presentation above of earnings and per-share earnings, excluding certain items) adjust for factors that are unusual or non-recurring. Therefore, management believes that these non-GAAP financial measures facilitate a fuller analysis of the company's results of operations. Management believes that the presentation of these non-GAAP financial measures provide useful information to investors regarding results of operations as these non-GAAP financial measures allow investors to better evaluate ongoing business performance. Management uses these non-GAAP financial measures internally to monitor performance.

Note: In August 2004, the company restated its previously issued financial statements for 2001 through 2003 and the first quarter of 2004. This information reflects the restatements. Refer to the company's Form 10-K/A for the year ended December 31, 2003 and Forms 10-Q/A for the quarters ended March 31, 2004 and September 30, 2003 for further information.

BAXTER—PAGE 8

BAXTER INTERNATIONAL INC.

GAAP to Pro Forma Reconciliation for Selected Income Statement Lines

Continuing Operations

(unaudited)

($ in millions)

	Nine Months Ended September 30, 2004
	GAAP	Other Charges		Restructuring Charge	Pro Forma
Gross Profit	$2,795	$45	(A)	$—	$2,840
Marketing and Administrative Expenses	1,460	55	(B)	—	1,405
Operating Income	403	100		543	1,046
Other Expense, Net	74	15	(C)	—	59
Income before Income Taxes	263	115		543	921
Income Tax Expense (Benefit)	(14)	(95	)(D)	(149)	230
Income from Continuing Operations	277	20		394	691

Note: The restructuring and other charges were recorded during the second quarter of 2004.

(A)	Includes inventory reserves of $28 million and excess cash flow hedges of $17 million.
(B)	Loan and receivable reserves.
(C)	Asset impairments.
(D)	Includes reversal of tax reserves of $55 million and tax benefit of other charges above of $40 million.

BAXTER—PAGE 9

BAXTER INTERNATIONAL INC.

Cash Flows from Continuing Operations and Changes in Net Debt

(unaudited)

($ in millions)

Cash Flows from Continuing Operations

(Brackets denote cash outflows)

	Nine Months Ended September 30,
	2004	2003
Income from continuing operations	$277	$536
Adjustments
Depreciation and amortization	445	400
Deferred income taxes	(238)	(135)
Restructuring charges	543	337
Other	151	34
Changes in balance sheet items
Accounts receivable	(155)	16
Inventories	(44)	(233)
Accounts payable and accrued liabilities	(175)	(160)
Restructuring payments	(136)	(38)
Contributions to pension trusts	(95)	(11)
Net litigation payable and other	(44)	(76)

Cash flows from continuing operations	$529	$670

Changes in Net Debt

Increase (decrease)

	Nine Months Ended September 30,
	2004	2003

Net debt, January 1	$3,649	$3,449
Cash flows from continuing operations	(529)	(670)
Capital expenditures	363	564
Dividends	361	346
Acquisitions, net	20	97
Issuance of stock	0	(644)
Purchases of treasury stock	18	714
Other, including the effect of exchange rate changes	(115)	244

Increase in net debt	118	651

Net debt, September 30	$3,767	$4,100

Key statistics, September 30:
Days sales outstanding	63.9	62.4
Inventory turns	2.5	2.3
Net-debt-to-capital ratio (A)	38.8%	42.9%

(A)	The net-debt-to-capital ratio was calculated in accordance with the company’s primary credit agreements, which give 70% equity credit to the company’s December 2002 $1.25 billion issuance of equity units.

Note: In August 2004, the company restated its previously issued financial statements for 2001 through 2003 and the first quarter of 2004. This information reflects the restatements. Refer to the company’s Form 10-K/A for the year ended December 31, 2003 and Forms 10-Q/A for the quarters ended March 31, 2004 and September 30, 2003 for further information.

BAXTER—PAGE 10

BAXTER INTERNATIONAL INC.

Condensed Consolidated Balance Sheets

(unaudited)

($ in millions)

	September 30, 2004	December 31, 2003
ASSETS
Cash and equivalents	$822	$925
Receivables	2,108	1,914
Inventories	2,106	2,104
Other current assets	687	417

Total current assets	5,723	5,360

Property, plant & equipment, net	4,346	4,592
Other assets	3,700	3,757

Total assets	$13,769	$13,709

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$178	$153
Other current liabilities (1)	3,448	3,645
Long-term debt	4,411	4,421
Other long-term liabilities (1)	2,046	2,216
Stockholders’ equity	3,686	3,274

Total liabilities and stockholders’ equity	$13,769	$13,709

(1)	The following is a summary of the net investment hedges included in other current and long-term liabilities:

	September 30, 2004	December 31, 2003
Other current liabilities	$298	$172
Other long-term liabilities	658	785

Total	$956	$957

Note: In August 2004, the company restated its previously issued financial statements for 2001 through 2003 and the first quarter of 2004. This information reflects the restatements. Refer to the company’s Form 10-K/A for the year ended December 31, 2003 and Forms 10-Q/A for the quarters ended March 31, 2004 and September 30, 2003 for further information.

BAXTER—PAGE 11

Baxter International Inc.

Net Sales from Continuing Operations

Period Ending September 30, 2004

(unaudited)

($ in millions)	Q3 2004	Q3 2003	% Growth @ Actual Rates	% Growth @ Constant Rates		YTD 2004	YTD 2003	% Growth @ Actual Rates	% Growth @ Constant Rates
BioScience
United States	$408	$395	3%	3%		$1,196	$1,058	13%	13%
International	441	425	4%	(3%	)	1,356	1,275	6%	(3%	)
Total	$849	$820	4%	0%		$2,552	$2,333	9%	4%

Medication Delivery
United States	$593	$575	3%	3%		$1,716	$1,668	3%	3%
International	393	370	6%	1%		1,202	1,062	13%	5%
Total	$986	$945	4%	2%		$2,918	$2,730	7%	4%

Renal
United States	$101	$97	4%	4%		$303	$294	3%	3%
International	384	354	8%	4%		1,135	1,016	12%	5%
Total	$485	$451	8%	4%		$1,438	$1,310	10%	4%

Baxter International Inc.
United States	$1,102	$1,067	3%	3%		$3,215	$3,020	6%	6%
International	1,218	1,149	6%	0%		3,693	3,353	10%	2%
Total	$2,320	$2,216	5%	2%		$6,908	$6,373	8%	4%

Note: In August 2004, the company restated its previously issued financial statements for 2001 through 2003 and the first quarter of 2004. This information reflects the restatements. Refer to the company’s Form 10-K/A for the year ended December 31, 2003 and Forms 10-Q/A for the quarters ended March 31, 2004 and September 30, 2003 for further information.

BAXTER—PAGE 12

Baxter International Inc.

Key Product Line Sales

Period Ending September 30, 2004

(unaudited)

($ in millions)	Q3 2004	Q3 2003	% Growth @ Actual Rates		% Growth @ Constant Rates		YTD 2004	YTD 2003	% Growth @ Actual Rates		% Growth @ Constant Rates
BioScience
Recombinants	$341	$291	17%		13%		$953	$788	21%		15%
Plasma Proteins [1]	254	251	1%		(1%	)	759	710	7%		3%
Antibody Therapy	82	77	6%		4%		252	215	17%		13%
Transfusion Therapies	124	133	(7%	)	(9%	)	400	403	(1%	)	(5%	)
Other [2]	48	68	(29%	)	(38%	)	188	217	(14%	)	(24%	)

Total BioScience	$849	$820	4%		0%		$2,552	$2,333	9%		4%

Medication Delivery
IV Therapies [3]	$275	$275	0%		(3%	)	$845	$794	6%		1%
Drug Delivery	186	175	6%		5%		548	504	9%		6%
Electronic Infusion Systems	227	196	16%		15%		610	550	11%		9%
Anesthesia	196	197	0%		(1%	)	593	579	2%		2%
Other [4]	102	102	0%		(5%	)	322	303	6%		0%

Total Medication Delivery [5]	$986	$945	4%		2%		$2,918	$2,730	7%		4%

Renal
PD Therapy	$361	$339	7%		4%		$1,063	$977	9%		4%
HD Therapy	123	107	15%		8%		365	321	14%		7%
Other	1	5	(80%	)	(100%	)	10	12	(17%	)	(42%	)

Total Renal	$485	$451	8%		4%		$1,438	$1,310	10%		4%

TOTAL BAXTER	$2,320	$2,216	5%		2%		$6,908	$6,373	8%		4%

1	Includes plasma-derived hemophilia (FVII, FVIII, FIX and FEIBA), albumin, biosurgery (Tisseel) and other plasma-based products.
2	Principally includes vaccines and non-plasma-based biosurgery products (FloSeal & CoSeal).
3	Principally includes intravenous solutions and nutritional products.
4	Principally includes oncology and other hospital-distributed products.
5	Sales of pain management products, which were previously included in Anesthesia, are now reported in Electronic Infusion Systems or Other, depending on the product. All prior sales data has been reclassified to reflect this change.

Note: In August 2004, the company restated its previously issued financial statements for 2001 through 2003 and the first quarter of 2004. This information reflects the restatements. Refer to the company’s Form 10-K/A for the year ended December 31, 2003 and Forms 10-Q/A for the quarters ended March 31, 2004 and September 30, 2003 for further information.

BAXTER—PAGE 13

Baxter International Inc.

Key Product Line Sales—US/International

Period Ending September 30, 2004

(unaudited)

($ in millions)	Q3 2004			Q3 2003			% Growth
	US	International	Total	US	International	Total	US		International		Total

BioScience
Recombinants	$153	$ 188	$341	$154	$ 137	$291	(1%	)	38%		17%
Plasma Proteins [1]	135	119	254	116	135	251	16%		(12%	)	1%
Antibody Therapy	49	33	82	45	32	77	8%		4%		6%
Transfusion Therapies	62	62	124	63	70	133	(2%	)	(11%	)	(7%	)
Other [2]	9	39	48	17	51	68	47%		(24%	)	(29%	)

Total BioScience	$408	$ 441	$849	$395	$ 425	$820	3%		4%		4%

Medication Delivery
IV Therapies [3]	$93	$ 182	$275	$106	$ 169	$275	(12%	)	8%		0%
Drug Delivery	136	50	186	132	43	175	3%		15%		6%
Electronic Infusion Systems	178	49	227	150	46	196	19%		7%		16%
Anesthesia	179	17	196	180	17	197	(1%	)	1%		0%
Other [4]	7	95	102	7	95	102	0%		0%		0%

Total Medication Delivery [5]	$593	$ 393	$986	$575	$ 370	$945	3%		6%		4%

Renal
PD Therapy	$65	$ 296	$361	$64	$ 275	$339	2%		8%		7%
HD Therapy	36	87	123	29	78	107	24%		12%		15%
Other	0	1	1	4	1	5	(100%	)	0%		(80%	)

Total Renal	$101	$ 384	$485	$97	$ 354	$451	4%		8%		8%

TOTAL BAXTER	$1,102	$1,218	$2,320	$1,067	$1,149	$2,216	3%		6%		5%

1	Includes plasma-derived hemophilia (FVII, FVIII, FIX and FEIBA), albumin, biosurgery (Tisseel) and other plasma-based products.
2	Principally includes vaccines and non-plasma-based biosurgery products (FloSeal & CoSeal).
3	Principally includes intravenous solutions and nutritional products.
4	Principally includes oncology and other hospital-distributed products.
5	Sales of pain management products, which were previously included in Anesthesia, are now reported in Electronic Infusion Systems or Other, depending on the product. All prior sales data has been reclassified to reflect this change.

Note: In August 2004, the company restated its previously issued financial statements for 2001 through 2003 and the first quarter of 2004. This information reflects the restatements. Refer to the company’s Form 10-K/A for the year ended December 31, 2003 and Forms 10-Q/A for the quarters ended March 31, 2004 and September 30, 2003 for further information.